Exhibit 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Current Report on Form 8-K of Cordis Corporation of our report relating to Webster Laboratories, Inc. dated December 21, 1993 appearing in the Consent Statement/Prospectus which is part of a Registration Statement of Cordis Corporation on Form S-4.



DELOITTE & TOUCHE
Costa Mesa, California
May 6, 1994